Exhibit 11
                                                                  -------------
                                                                  (Page 1 of 2)

                 MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     (In millions, except per share amounts)
                                   (unaudited)

                                                Three months      Nine months
                                                   ended             ended
                                                 September 30,    September 30,
                                               --------------    --------------
                                                1995     1994     1995     1994
Primary                                        -----    -----    -----    -----
-------
  Net income (loss)                            $(240)   $ 220    $ 264    $ 644
  Dividends on preferred stock                     -        -        -        1
                                               -----    -----    -----    -----
Earnings (loss) applicable to common
    stockholders                                (240)     220      264      643
  Add back:
  Convertible preferred stock dividends            -        -        -        1
                                               -----    -----    -----    -----
  Earnings (loss) as adjusted for purposes
    of computing earnings per share            $(240)   $ 220    $ 264    $ 644
                                               =====    =====    =====    =====
Adjustment of shares outstanding:
  Weighted average shares of common stock
    outstanding                                  680      571      680      569
  Shares of common stock issuable upon the
    assumed exercise of common stock
    equivalents                                   55       44       55       44
  Shares of common stock assumed repurchased
    for treasury(a)                              (47)     (36)     (49)     (35)
                                               -----    -----    -----    -----
  Adjusted shares of common stock and common
    stock equivalents for computation            688      579      686      578
                                               =====    =====    =====    =====
Earnings (loss) per common and common
  equivalent shares                            $(.35)   $ .38    $ .38    $1.11
                                               =====    =====    =====    =====

 (a) At an average market price of $23.63 and $21.35 for the three and nine months ended September 30, 1995, respectively, and $23.44 and $24.29 for the three and nine months ended September 30, 1994, respectively.

                                                                     Exhibit 11
                                                                  -------------
                                                                  (Page 2 of 2)

                 MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     (In millions, except per share amounts)
                                   (unaudited)

                                                Three months       Nine months
                                                   ended              ended
                                                September 30,     September 30,
                                               --------------    --------------
                                                1995     1994     1995     1994
Assuming Full Dilution                         -----    -----    -----    -----
----------------------
  Net income (loss)                            $(240)   $ 220    $ 264    $ 644
  Dividends on preferred stock                     -        -        -        1
                                               -----    -----    -----    -----
  Earnings (loss) applicable to common
    stockholders                                (240)     220      264      643
  Add back:
  Convertible preferred stock dividends            -        -        -        1
                                               -----    -----    -----    -----
  Earnings (loss) as adjusted for purposes
    of computing earnings per share            $(240)   $ 220    $ 264    $ 644
                                               =====    =====    =====    =====
Adjustment of shares outstanding:
  Weighted average shares of common stock
    outstanding                                  680      571      679      569
  Shares of common stock issuable upon the
    assumed exercise of common stock
    equivalents                                   56       43       55       44
  Shares of common stock assumed repurchased
    for treasury(b)                              (43)     (33)     (40)     (34)
                                               -----    -----    -----    -----
  Adjusted shares of common stock and common
    stock equivalents for computation            693      581      694      579
                                               =====    =====    =====    =====
Earnings (loss) per common and common
  equivalent shares                            $(.35)   $ .38    $ .38    $1.11
                                               =====    =====    =====    =====

 (b) The ending market price of $26.06 was used as it is higher than the average market price of $23.63 and $21.35 for the three and nine months ended September 30, 1995, respectively. The ending market price of $25.38 was used as it is higher than the average market price of $23.44 and $24.29 for the three and nine months ended September 30, 1994, respectively.